                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is, as to the parties hereto, made effective January 31, 1997, by and among Entourage International, Inc., a Texas corporation ("EII"), BFS Acquisition Corp., a Texas corporation ("Newcorp"), Biogime Franchise Services (U.S.A.), Inc., a California corporation ("BFS"), and John C. Riemann, Roselyn Riemann, David Riemann, Lisa Riemann, Michael Riemann, Orange National Bank as Custodian FBO Lisa Reyff IRA, Paul Reyff, Sr., Paul Reyff, Jr., Orange National Bank as Custodian for Paul Reyff, Jr. IRA, and William Pickett (herein, collectively, the "BFS Shareholders").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the respective Boards of Directors of EII, Newcorp, BFS and the BFS Shareholders deem it advisable and in their respective best interests to merge BFS into Newcorp (the "Merger") pursuant to the terms of this Agreement; and

     WHEREAS, the BFS Shareholders are the holders of all of the issued and outstanding shares of capital stock of BFS;

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions and promises set forth herein, EII, Newcorp, BFS and the BFS Shareholders hereby adopt this Agreement whereby at the Effective Date of the Merger (as defined herein) BFS shall be merged into Newcorp and in connection therewith the BFS Shareholders shall be entitled to receive the consideration provided for in this Agreement on the basis, terms and conditions contained herein and, in connection therewith, agree as follows:


                                   ARTICLE I

                                    GENERAL
                                    -------

     1.1  MERGER.  Subject to the provisions of this Agreement, at the Effective
          ------
Date of the Merger (i) the separate existence of BFS shall cease and BFS shall be merged with and into Newcorp (the "Surviving Corporation") which shall, at and after the Effective Date of the Merger, be named Biogime Franchise Services (U.S.A.), Inc., and (ii) the Articles of Incorporation and the Bylaws of the Surviving Corporation shall be those of Newcorp, until the same shall be altered, amended or repealed in the manner prescribed by law.

     1.2  PAYMENT OF CONSIDERATION.  EII agrees that at the Effective Date of
          ------------------------
the Merger it will pay the consideration provided for in Section 2.3 of this Agreement to BFS Shareholders to the extent set forth and in accordance with the terms of this Agreement.

     1.3  TAKING OF NECESSARY ACTION.  Prior to and after the Effective Date of
          --------------------------
the Merger, EII, Newcorp, BFS and the BFS Shareholders, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Merger. In case at any time after the Effective Date of the Merger any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either Newcorp or BFS, the officers and directors of such corporations shall take all such necessary action.

     1.4  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.  At the Effective
          ---------------------------------------------------
Date of the Merger, the sole member of the Board of Directors of the Surviving Corporation shall be Stan R. Wylie, and the officers of the Surviving Corporation shall be as follows:


          Name                 Office
          ----                 ------
          Stan R. Wylie        President

          Stan R. Wylie        Secretary

                                   ARTICLE II

                   EFFECT OF MERGER ON CAPITAL STOCK, ASSETS,
                   ------------------------------------------
               LIABILITIES AND CAPITALIZATION OF NEWCORP AND BFS
               -------------------------------------------------

     2.1   STOCK OF BFS AND NEWCORP.  On the Effective Date of the Merger:
           ------------------------

          (a) each share of common stock, $1.00 par value, of BFS ("BFS Common Stock") which shall be issued and outstanding at the Effective Date of the Merger shall, without any action by the holder thereof, be canceled as provided in Section 2.2 hereof; and

          (b) each share of common stock, $1.00 par value, of Newcorp ("Newcorp Common Stock") which shall be issued and outstanding at the Effective Date of the Merger shall continue to be issued and outstanding.

     2.2  OWNERSHIP OF SURVIVING CORPORATION.  After the Effective Date of the
          ----------------------------------
Merger, all certificates representing shares of BFS Common Stock shall be deemed canceled. Subsequent to the Effective Date of the Merger, such certificates shall represent only the right to exchange such certificate for the consideration as provided in Section 2.3 hereof. After the Effective Date of the Merger there shall be no further registry of transfers on the records of BFS of shares of BFS Common Stock and, if a certificate representing such shares is presented to the Surviving Corporation or BFS, it shall be canceled.

     2.3  EII COMMON STOCK.  EII shall pay and/or deliver on the Effective Date
          ----------------
of the Merger an aggregate of 7,500,000 shares of common stock of EII ("EII Common Stock"). The EII Common Stock shall be delivered to the BFS Shareholders as follows:


                                                    Number of Shares
     BFS Shareholder                               of EII Common Stock
     ------------------------------------          -------------------
     John C. Riemann and Roselyn Riemann                1,637,534
     David Riemann                                        495,792
     Lisa Riemann                                         495,792
     Michael Riemann                                      870,800
     Orange National Bank as Custodian                    725,015
       FBO Lisa Reyff IRA
     Paul Reyff, Sr.                                    1,250,026
     Paul Reyff, Jr.                                      781,422
     Orange National Bank as Custodian                    618,607
       FBO Paul Reyff, Jr. IRA
     William Pickett                                      625,012

     2.4  ASSETS.  On the Effective Date of the Merger, the corporate existence
          ------
of Newcorp and BFS shall, as provided in applicable laws of the States of Texas and California, be merged into and continued in the Surviving Corporation, and the Surviving Corporation shall be deemed to be the same corporation as Newcorp and BFS. All rights, franchises and interests of Newcorp and BFS, respectively, in and to any type of property and choses in action shall be transferred to and vested in the Surviving Corporation by virtue of the Merger without any deed or other transfer. The Surviving Corporation, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Newcorp and BFS, respectively, at the time the Merger becomes effective.

     2.5  LIABILITIES.  On the Effective Date of the Merger, the Surviving
          -----------
Corporation shall be liable for all liabilities of Newcorp and BFS. All debts, liabilities and obligations of Newcorp and BFS, respectively, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of Newcorp or BFS, as the case may be, shall be those of the Surviving Corporation and shall not be released or impaired by the Merger. All rights of creditors and other obligees and all liens on property of either Newcorp or BFS shall be preserved unimpaired.

     2.6  CAPITALIZATION.  The amount and number of shares of capital stock of
          --------------
Newcorp outstanding immediately before the Effective Date of the Merger shall be $1,000 divided into 1,000 shares of the par value of $1.00 each. Such capital stock shall, on the Effective Date of

Merger, be increased by the amount and the number of shares of the capital stock of BFS outstanding immediately before the Merger becomes effective. Specifically, after such increase the capital stock of the Surviving Corporation shall be $47,999 divided into 47,999 shares of the par value of $1.00 each.

     2.7  RESTRICTIONS ON TRANSFERS OF EII COMMON STOCK.  Each of the BFS
          ---------------------------------------------
Shareholders hereby acknowledge and agree that the shares of EII Common Stock acquired by each of them hereunder will not be registered under the Securities Act of 1933, as amended (the "Act"), that no assurance can be given that any market for the EII Common Stock will exist from time to time, and that, accordingly, each must continue to hold the EII Common Stock unless a disposition thereof is exempt from the registration requirements of the Act or until the shares of EII Common Stock acquired by each of them have been registered under the Act. Each of the BFS Shareholders agrees that no transfer of shares of EII Common Stock by any of them may be undertaken unless such transfer either complies with the registration provisions of the Act or, in the opinion of counsel to EII, the proposed transfer is exempt from the registration requirements of the Act. In view of the foregoing, each of the BFS Shareholders hereby acknowledges and agrees that the certificates evidencing EII Common Stock to be issued to them under this Agreement shall bear the following legends, as well as such other legends as may be required for inclusion thereon which are applicable to all holders of EII Common Stock:

"The shares represented by this certificate are subject to the provisions of an Agreement and Plan of Merger dated effective January 31, 1997, which restricts any sale or other transfer of such shares. The issuer will furnish to the record holder of this certificate, without charge, upon written request to the issuer at its principal place of business, a copy of such Agreement and Plan of Merger."

"The shares represented by this certificate are "restricted securities" within the meaning of Rule 144 of the Securities and Exchange Commission under the Securities Act of 1933. Such shares may not be sold or transferred unless accompanied by an opinion of counsel acceptable in form and substance to the issuer to the effect that such sale or transfer (i) has been registered in accordance with the registration provisions of such Act, or is exempt from such registration provisions pursuant to Rule 144 or pursuant to another applicable exemption, and (ii) is in compliance with all applicable state securities laws."


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     3.1  REPRESENTATION AND WARRANTIES OF BFS AND THE BFS SHAREHOLDERS.  BFS
          -------------------------------------------------------------
and the BFS Shareholders jointly and severally represent and warrant to EII and Newcorp as follows:

          (a) Organization, Standing and Power.  BFS is a corporation duly
              --------------------------------
          organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. BFS has delivered to EII complete and correct copies of (i) the Articles of Incorporation of BFS and all amendments thereto to the date hereof, and (ii) the Bylaws of BFS as amended to the date hereof. BFS has no subsidiaries.

          (b) Capital Structure.  The authorized capital stock of BFS consists
              -----------------
          of one million (1,000,000) shares of Common Stock, par value $1.00 per share. At the close of business on the business day next preceding the date hereof, 47,999 shares of BFS Common Stock were outstanding, and all the outstanding shares of BFS Common Stock were validly issued, fully paid and, except as otherwise provided by applicable law, nonassessable.

          (c) Authority.  Subject to the approval of this Agreement by the BFS
              ---------
          Shareholders, as contemplated by Section 4.2 hereof, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of BFS, and this Agreement is a valid and binding obligation of BFS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by BFS with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, lease, indenture, license, agreement or other instrument or obligation to which BFS is a party or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BFS or any of its properties or assets. No consent or approval by any governmental authority is required in connection with the execution and delivery by BFS of this Agreement or the consummation by BFS of the transactions contemplated hereby.

          (d) Financial Statements.  BFS has delivered to EII copies of the
              --------------------
          following financial statements of BFS:

               (1) Balance sheets as of April 30 for each of the two fiscal years ended April 30, 1995 and 1996.

               (2) Balance sheet as of October 31, 1996.

               (3) Income statement for each of the two fiscal years ended April 30,

               1995 and 1996.

               Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods indicated, all as more particularly set forth in the notes to such statements. Each of such balance sheets presents fairly as of its date the financial condition and assets and liabilities of BFS. The income statements present fairly the results of operations of BFS for the periods indicated.

          (e) Absence of Undisclosed Liabilities.  At October 31, 1996, BFS had
              ----------------------------------
          no material liabilities of any nature, direct or indirect, fixed or contingent, which were not reflected in the aforesaid BFS balance sheet as of such date, or otherwise disclosed to EII.

          (f) Tax Matters.  BFS has filed all Federal, state and local tax
              -----------
          returns required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the BFS balance sheet as of October 31, 1996 or are being contested in good faith. BFS has not given or been requested to give waivers of any statutes of limitations relating to the payment of Federal, state or local taxes. Except to the extent that reserves therefor are specifically reflected on the BFS balance sheet as of October 31, 1996, there are no material Federal, state or local tax liabilities of BFS due for any period.

          (g) Options, Warrants and Related Matters.  There are no options,
              -------------------------------------
          warrants, calls, commitments or agreements of any character to which BFS is a party or by which it is bound, calling for the issuance of shares of capital stock or securities of BFS or any security representing the right to purchase or otherwise receive any such capital stock or securities of BFS.

          (h)  Property.
               --------

               (1) BFS owns all personal property reflected on the BFS balance sheet as of October 31, 1996 (except personal property sold or otherwise disposed of since October 31, 1996 in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those set forth on Schedule 1 hereto, those reflected in the
                                  ----------
               notes to BFS balance sheets as of such date, liens for current taxes not yet due and payable and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or otherwise do not materially impair business operations. BFS owns no real property.

               (2) All property and assets material to the business or operations of BFS are in good operating condition and repair.

          (i) Extraordinary Contracts.  Schedule 2 hereto lists all notes,
              -----------------------   ----------
          bonds, mortgages, indentures, licenses, lease agreements and other material contracts and obligations to which BFS is a party.

          (j) Bonus Plans and Related Matters.  Except as set forth on Schedule
              -------------------------------                          --------
          3, BFS is not a party to (i) any employment contract not terminable at the option of BFS without cost or liability, (ii) any retirement, stock option, profit sharing or pension plan or thrift plan or agreement, (iii) any management or consultation agreement not terminable at the option of BFS without cost or liability, or (iv) any union or labor agreement.

          (k) Agreements in Force and Effect.  All contracts, agreements, plans,
              ------------------------------
          leases, policies and licenses referred to herein, or in any Schedule of BFS referred to herein, are valid and in full force and effect, and BFS has not breached any material provision of, nor is in default in any material respect under the terms of, any such contract, agreement, plan, lease, policy or license.

          (l) Legal Proceedings, etc.  Except as set forth in Schedule 4, there
              ----------------------                          ----------
          is no legal, administrative, arbitration or other proceeding or governmental investigation pending or threatened which might result in money damages payable by BFS, which might result in a permanent injunction against BFS or which might result in a change in the zoning or building ordinances materially affecting the property or leasehold interests of BFS. BFS has complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations, or orders applicable to its business. BFS is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance which materially and adversely affects, or might reasonably be expected materially and adversely to affect, the business operations, prospects, properties, assets or condition, financial or otherwise of BFS.

          (m) Absence of Changes.  Since October 31, 1996, there has not been
              ------------------
          any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of BFS. Since such date the business of BFS has been conducted only in the usual and ordinary course, except as set forth in Schedule 5.
                                         ----------

          (n) Brokers and Finders.  Neither BFS nor any of its officers,
              -------------------
          directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

     3.2  REPRESENTATIONS AND WARRANTIES OF EII.  EII represents and warrants to
          -------------------------------------
BFS as follows:

          (a) Organization, Standing and Power.  EII is a corporation duly
              --------------------------------
          organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

          (b) Authority.  The execution and delivery of this Agreement and the
              ---------
          consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of EII and this Agreement is a valid and binding obligation of EII.

          (c) Brokers and Finders.  Neither EII nor any of its officers,
              -------------------
          directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

     3.3  REPRESENTATIONS AND WARRANTIES OF NEWCORP.  Newcorp represents and
          -----------------------------------------
warrants to BFS as follows:

          (a) Capital Structure.  As of the Closing Date, Newcorp will have
              -----------------
     authorized capital stock consisting of 1,000,000 shares of common stock of the par value of $1.00 per share, of which 1,000 shares will be issued and outstanding.

          (b) Organization, Standing and Power.  Newcorp is a corporation duly
              --------------------------------
          organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as the same is now being conducted.

          (c) Authority.  The execution and delivery of this Agreement and the
              ---------
          consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Newcorp and this Agreement is a valid and binding obligation of Newcorp.

          (d) Brokers and Finders.  Neither Newcorp nor any of its officers,
              -------------------
          directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

                                   ARTICLE IV

           CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE DATE OF MERGER
           ----------------------------------------------------------

     4.1  ACCESS TO RECORDS AND PROPERTIES OF BFS.  Between the date of this
          ---------------------------------------
Agreement and the Effective Date of the Merger, BFS agrees to give to EII, or its designees, full access to all the premises and books and records (including tax returns filed and in preparation and examination reports) of BFS and to cause its officers to furnish such financial and operating data (audited and unaudited) and other information with respect to the business and properties of BFS as EII shall from time to time request for the purposes of determining the condition of BFS and verifying the warranties and representations set forth herein. In the event of termination of this Agreement, EII will return to BFS all documents, work papers and other material (including all copies made thereof) obtained pursuant hereto in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement unless such information is readily ascertainable from public or published information or trade sources.

     4.2  SHAREHOLDER APPROVAL.  BFS and Newcorp agree to submit this Agreement
          --------------------
to their respective shareholders for approval in accordance with applicable law as soon as reasonably practicable after the execution hereof.

     4.3  OPERATION OF THE BUSINESS OF BFS.  BFS agrees that from the date
          --------------------------------
hereof to the Effective Date of the Merger, it will (i) operate its business as presently operated and only in the usual and ordinary course, and, (ii) consistent with such operation, use its best efforts to preserve intact its present business organization and its relationships with persons having business dealings with it. Without limiting the generality of the foregoing, BFS agrees that it will not, without the prior written consent of EII, (i) grant any salary increase to any officer or employee or enter into any bonus, incentive compensation, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement; (ii) create or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness except in the ordinary course of business; (iii) amend its Articles of Incorporation or Bylaws; (iv) issue or contract to issue any shares of BFS capital stock, or any options or rights to acquire any shares of BFS capital stock, or any securities exchangeable for or convertible into BFS capital stock; (v) purchase or agree to purchase any shares of BFS Common Stock; (vi) enter into or assume any material contract, agreement or obligation, except in the ordinary course of business;
(vii) waive any right of substantial value; or (viii) declare or pay any dividend on its capital stock.

     4.4  REQUIRED CONSENTS.  EII, Newcorp, BFS and the BFS Shareholders shall
          -----------------
each use their best efforts to obtain the consent or approval of each person whose consent or approval shall be required or appropriate in order to permit consummation of the Merger.

                                   ARTICLE V

                              CONDITIONS OF MERGER
                              --------------------

     5.1  CONDITIONS OF OBLIGATIONS OF EII AND NEWCORP.  The obligations of EII
          --------------------------------------------
and Newcorp to perform this Agreement are subject to the satisfaction of the following conditions, unless waived by EII and Newcorp:

          (a) Representations and Warranties.  The representations and
              ------------------------------
          warranties of BFS set forth in Section 3.1 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on, and as of, the Closing Date, except as otherwise permitted by this Agreement, and EII shall have received a certificate signed by the President of BFS to that effect.

          (b) Performance of Obligations of BFS.  BFS shall have duly and
              ---------------------------------
          punctually performed all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

          (c) Authorization of Merger.  All action necessary to authorize the
              -----------------------
          execution, delivery and performance of this Agreement by EII, Newcorp and BFS and the consummation of the transactions contemplated herein (including the shareholder actions referred to in Section 4.2 hereof) shall have been duly and validly taken by the Boards of Directors of EII, Newcorp, and BFS, respectively, and by the BFS Shareholders and the shareholder of Newcorp, respectively, and BFS and Newcorp shall have full power and right to merge on the terms provided herein.

     5.2  CONDITIONS OF OBLIGATIONS OF BFS.  The obligation of BFS to perform
          --------------------------------
this Agreement is subject to the satisfaction of the following conditions unless waived by BFS:

          (a) Representations and Warranties.  The representations and
              ------------------------------
          warranties of EII and Newcorp set forth in Sections 3.2 and 3.3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on, and as of, the Closing Date, except as otherwise permitted by this Agreement, and BFS shall have received a certificate signed by the President of each of EII and Newcorp to that effect.

          (b) Performance of Obligations of EII and Newcorp.  EII and Newcorp
              ---------------------------------------------
          shall have performed all obligations required to be performed by them under this Agreement prior to the Closing Date.

          (c) Authorization of Merger.  All action necessary to authorize the
              -----------------------
          execution, delivery and performance of this Agreement by EII, Newcorp and

          BFS and the consummation of the transactions contemplated hereby (including the shareholder actions referred to in Section 4.2 hereof) shall have been duly and validly taken by the Boards of Directors of EII, Newcorp and BFS, respectively, and by the BFS Shareholders and the shareholder of Newcorp, respectively, and BFS and Newcorp shall have full power and right to merge on the terms provided herein.


                                   ARTICLE VI

                                  CLOSING DATE
                                  ------------

     6.1  CLOSING DATE.  The closing of the transactions contemplated in this
          ------------
Agreement shall take place on such date and at such location as EII shall designate to BFS in writing at least one day in advance of such date (the "Closing Date").

     6.2  EFFECTIVE DATE.  Subject to the terms and conditions set forth herein,
          --------------
including receipt of all required regulatory approvals, the Merger shall become effective at the time specified in the certificate to be issued by the Secretary of State of Texas (the "Effective Date of the Merger").


                                  ARTICLE VII

                   TERMINATION; SURVIVAL OF REPRESENTATIONS,
                   -----------------------------------------
                 WARRANTIES AND COVENANTS, WAIVER AND AMENDMENT
                 ----------------------------------------------

     7.1  TERMINATION.  This Agreement shall be terminated, and the Merger
          -----------
abandoned, if the BFS Shareholders and the shareholder of Newcorp shall not have duly given the approval referred to in Section 4.2 hereof. Notwithstanding such approvals by the BFS Shareholders and the shareholder of Newcorp, this Agreement may be terminated at any time prior to the Effective Date of the Merger by:

          (a) The mutual consent of EII and BFS;

          (b) EII, if the conditions set forth in Section 5.1 hereof shall not have been met;

          (c) BFS, if the conditions set forth in Section 5.2 hereof shall not have been met; and

          (d) EII or BFS, if the Board of Directors of either EII or BFS shall have determined in its sole discretion exercised in good faith that the Merger contemplated by this Agreement has become inadvisable or impracticable by reason of the threat or the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the transactions contemplated by this Agreement or to obtain other relief in connection with this Agreement.

     7.2  EFFECT OF TERMINATION.  In the event of the termination of this
          ---------------------
Agreement pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Notwithstanding the foregoing, each party hereto shall be and remain fully liable and responsible for any breach by it of any provision of this Agreement.

     7.3  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.  The respective
          -----------------------------------------------------
representations and warranties, obligations, covenants and agreements of EII, Newcorp, BFS and the BFS Shareholders contained herein shall survive the Effective Date of the Merger.

     7.4  WAIVER AND AMENDMENT.  Any term or provision of this Agreement may be
          --------------------
waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof and this Agreement may be amended or supplemented by written agreements duly executed by all parties hereto at any time.

                                  ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

     8.1  EXPENSES.  Each party hereto shall bear and pay the costs and expenses
          --------
incurred by it relating to the transactions contemplated hereby, except as expressly provided otherwise herein.

     8.2  ENTIRE AGREEMENT.  This Agreement contains the entire agreement among
          ----------------
EII, Newcorp, BFS and the BFS Shareholders with respect to the Merger and the related transactions and supersedes all prior arrangements, understandings or written agreements with respect thereto.

     8.3  DESCRIPTIVE HEADINGS.  Descriptive headings herein are for convenience
          --------------------
only and shall not control or affect the meaning or construction of any provisions of this Agreement.

     8.4  NOTICE.  All notices or other communications which are required or
          ------
permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

          (i)  If to EII or Newcorp:

               Entourage International, Inc.
               Attention:  Mr. John Riemann
               32240 Paseo Adelanto, Suite A
               San Juan Capistrano, California  92675

          (ii) If to BFS or the BFS Shareholders:

               Biogime Franchise Services (U.S.A.), Inc.
               Attention:  Mr. John Riemann
               32240 Paseo Adelanto, Suite A
               San Juan Capistrano, California 92675

     8.5  COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but on agreement.

     8.6  GOVERNING LAW.  Except as may otherwise be required by the laws of the
          -------------
United States, this Agreement shall be governed by and construed in accordance with the applicable laws of the State of Texas.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement effective as of the day and year first above written.


                                    ENTOURAGE INTERNATIONAL, INC.

                                    By: ________________________________
                                    Name: Stan R. Wylie
                                    Title: Secretary


                                    BFS ACQUISITION CORP.

                                    By: _______________________________
                                    Name: Stan R. Wylie
                                    Title: President


                                    BIOGIME FRANCHISE SERVICES
                                      (U.S.A.), INC.

                                    By: _______________________________
                                    Name: John C. Riemann
                                    Title: President


                                    BFS SHAREHOLDERS


                                    ___________________________________
                                    John C. Riemann


                                    ___________________________________
                                    Roselyn Riemann


                                    ___________________________________
                                    David Riemann


                                    ___________________________________
                                    Lisa Riemann

                                    ___________________________________
                                    Michael Riemann


                                    ORANGE NATIONAL BANK AS
                                     CUSTODIAN FOR LISA REYFF IRA


                                    By:  _______________________________
                                    Title:  _____________________________



                                    ___________________________________
                                    Paul Reyff, Sr.



                                    ___________________________________
                                    Paul Reyff, Jr.


                                    ORANGE NATIONAL BANK AS
                                     CUSTODIAN FOR PAUL REYFF, JR. IRA
IRA

                                    By:  _______________________________
                                    Title:  _____________________________


                                    ___________________________________
                                    William Pickett

                                   SCHEDULE 1

                       MORTGAGES, LIENS AND ENCUMBRANCES

                                   SCHEDULE 2

                               MATERIAL CONTRACTS

                                   SCHEDULE 3

                          EMPLOYMENT RELATED CONTRACTS

                                   SCHEDULE 4

                                 LEGAL MATTERS

                                   SCHEDULE 5

                    TRANSACTIONS NOT IN THE ORDINARY COURSE

                                       21